EXHIBIT 8.1

                [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]


                                April 5, 2006

SLC Student Loan Receivables I, Inc.
750 Washington Boulevard, 9th Floor
Stamford, Connecticut 06901

            Re: Registration Statement on Form S-3

Ladies and Gentlemen,

            We have acted as special U.S. tax counsel to SLC Student Loan Receivables I, Inc. (the "Depositor") in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of student loan asset-backed notes (the "Notes"), that are registered on such Registration Statement. The Registration Statement is being filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, the Notes will be issued under an indenture (the "Indenture") among the issuing entity, an indenture trustee (the "Indenture Trustee"), an indenture administrator and an eligible lender trustee, and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series.

            The Notes are described in the prospectus contained in the Registration Statement (the "Prospectus"). Each Series of Notes will be more particularly described in a supplement to the Prospectus (each, a "Prospectus Supplement").

            In rendering the opinion set forth below, we have examined and relied upon the Registration Statement, Indenture, and such certificates, corporate and public records, agreements and instruments and other documents, as we have deemed appropriate as a basis for the opinion expressed below. In such examination and reliance we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. We have further assumed that all statements, facts, representations and covenants made therein are and remain true (without regard to any qualifications stated therein and without undertaking to verify such statements, facts and representations by independent investigation), that the respective parties thereto and all parties referred to therein will act in all respects at all relevant times in conformity with the requirements and provisions of such documents, and that none of the terms and conditions contained therein has been or will be waived or modified in any respect. In particular, we note that pursuant to the Indenture, the Indenture Trustee, and each holder of Notes agree to treat the Notes as debt for U.S. federal tax purposes.


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            As to any facts material to the opinion expressed below that are not known to us, we have relied upon statements and representations of officers and other representatives of the Depositor. We have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Depositor in connection with the preparation and delivery of this letter.

            We have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.

            The following opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, and rulings and decisions thereunder, each as in effect on the date hereof, and may be affected by amendments to the Code or to Treasury regulations thereunder or by subsequent judicial or administrative interpretations thereof. We expressly disclaim any obligation or undertaking to update or modify this opinion letter as a consequence of any future amendments to the Code or Treasury regulations thereunder or subsequent judicial or administrative interpretations thereof or any changes in the facts bearing upon this opinion letter, any of which could affect our conclusions. We express no opinion other than as to the U.S. federal income tax laws of the United States of America.

            Based upon and subject to the qualifications set forth herein, in the Prospectus, and in any Prospectus Supplement, and subject to any modifications in a Prospectus Supplement, we are of the opinion that:

            The statements made in the Prospectus, under the caption "Certain U.S. Federal Income Tax Considerations" (as may be modified and/or supplemented in the Prospectus Supplement), to the extent such statements summarize material U.S. federal tax consequences of the purchase, beneficial ownership and disposition of the Notes to the holders thereof described therein, are correct in all material respects. All such statements are based upon current law, which is subject to change, possibly with retroactive effect. Moreover, the summary in the Prospectus does not purport to discuss all possible U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the Notes. Further, there can be no assurance that the Internal Revenue Service will not take a contrary position.

            We also note that the Prospectus and each Prospectus Supplement do not relate to a specific transaction, and each Prospectus Supplement pertaining to a specific Series is to be completed subsequent to the date hereof. Accordingly, we have not examined any Prospectus Supplement relating to any specific series to be issued, and our advice and opinion do not address the contents of any such Prospectus Supplement except as and to the extent that the provisions of same may be described in the Prospectus. We understand that each Prospectus Supplement will contain a discussion of any material U.S. federal income tax consequences pertaining to the Series to be offered thereunder which are not addressed in the Prospectus.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the above quoted heading in the Prospectus and Prospectus Supplements forming a part of the Registration Statement, without implying

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or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,



                                          /s/ Cadwalader, Wickersham & Taft LLP